SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 19, 2019

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OHIO 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[x]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Item 1.02    Termination of a Material Definitive Agreement.

Alliance Data Systems Corporation (“Alliance Data”) issued a redemption notice pursuant to the indenture (the “2022 Indenture”) governing its 5.375% senior notes due August 1, 2022 (the “Senior Notes due 2022”) to redeem all of the outstanding Senior Notes due 2022. As of June 30, 2019, Alliance Data had $600.0 million aggregate principal amount of Senior Notes due 2022 outstanding. On July 19, 2019, Alliance Data deposited sufficient funds with the trustee under the 2022 Indenture to redeem all of the outstanding Senior Notes due 2022 on August 1, 2019 (the “Redemption Date”) at a redemption price of 101.344% of the principal amount thereof, plus accrued and unpaid interest to the Redemption Date (the “Redemption Price”). On the date of the deposit of the Redemption Price, the 2022 Indenture was satisfied and discharged. On the Redemption Date, the Redemption Price will be paid to the holders of the Senior Notes due 2022. Alliance Data funded the Redemption Price with proceeds from completion of the sale of its former Epsilon® business to Publicis Groupe, S.A.

Item 8.01    Other Events

On July 19, 2019, the Company issued a press release announcing the commencement of a tender offer to acquire up to $750 million in aggregate purchase price of its issued and outstanding common stock through a modified “dutch auction” tender offer at a price not greater than $162.00 nor less than $144.00 per Share, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase dated July 19, 2019 and in the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), is scheduled to expire one minute after 11:59 P.M. New York City Time, on Thursday, August 15, 2019, unless the Offer is extended.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Document Description

99.1	Press Release dated July 19, 2019 announcing the commencement of a tender offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: July 19, 2019	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary